                                                                 EXECUTION COPY

                               PLEDGE AGREEMENT

          PLEDGE AGREEMENT dated as of August 19, 1997 between 3189503 Canada Ltd., a corporation duly organized and validly existing under the laws of Canada ("3189503"), and The Chase Manhattan Bank, a New York Bank, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

RECITALS

1. Forest Oil Corporation, a corporation duly organized under the laws of the state of New York (the "COMPANY"), each of the Subsidiaries of the Company that becomes a guarantor pursuant to Section 9.16 of the Second Amended and Restated Credit Agreement (as herein defined) (individually, a "SUBSIDIARY GUARANTOR" and collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"), the Banks and the Agent are parties to a Second Amended and Restated Credit Agreement dated as of January 31, 1997, as amended by Amendment No. 1 and Waiver dated April 1, 1997 and Amendment No. 2 dated August 19, 1997 (as modified and supplemented or further restated and in effect from time to time, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) by the Banks to the Company in an aggregate principal or face amount not exceeding $130,000,000.

2. Amendment No. 2 to the Second Amended and Restated Credit Agreement provides for a global U.S. and Canadian borrowing structure for the Company and its Subsidiaries and increases the amounts available to Funding Co. under the Funding Credit Agreement and to Canadian Forest Oil, Producers Marketing and the Subsidiary Borrowers under the Canadian Forest Oil Credit Agreement.

3.        3189503 is a Wholly Owned Subsidiary of the Company.

4. All of the issued and outstanding shares of Canadian Forest Oil, a corporation duly organized under the laws of Alberta, an indirect Wholly Owned Subsidiary of the Company, are currently directly held by 3189503.

5. 3189503 will benefit from the result of Amendment No. 2 to the Second Amended and Restated Credit Agreement as a result of the increased credit available to Canadian Forest Oil and as a result of other benefits to the Company and its subsidiaries.

6. To induce the Banks and the Agent to enter into the Second Amended and Restated Credit Agreement and to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, 3189503 has agreed to pledge and grant to the Banks a security interest in certain of the shares of Canadian Forest Oil and the other Collateral (as herein defined) as security for the Secured Obligations (as herein defined). Accordingly, the parties hereto agree as follows:

                                PLEDGE AGREEMENT

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                                      -2-

                                   SECTION 1
                                  DEFINITIONS

          Unless otherwise defined, terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein. Notwithstanding the preceding sentence, defined terms used in Section 2 of this Pledge Agreement and defined in the Canadian Forest Oil Credit Agreement (as defined in the Second Amended and Restated Credit Agreement) shall have herein the meanings ascribed thereto therein. In addition, as used herein:

          "NEW YORK UCC" shall mean the NEW YORK UNIFORM COMMERCIAL CODE as in effect from time to time in the State of New York.

          "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

          "COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
     Section 4.1 hereof.

          "PLEDGED STOCK" shall have the meaning ascribed thereto in Section 3(a) hereof.

          "SECURED OBLIGATIONS" shall mean the principal of and interest on the Loans made by the Banks and all other amounts (including, without limitation, Reimbursement Obligations) from time to time owing to, and obligations to be performed in favour of the Banks by the Company under the Second Amended and Restated Credit Agreement, the Notes and under any of the other Basic Documents (any reborrowings, future advances, readvances, modifications, extensions, substitutions, exchanges and renewals shall enjoy the same priority as the initial advances evidenced by the Notes), and the obligations to be performed in favour of the Banks by the Company under any Commodity Hedging Agreements or Interest Rate Protection Agreements (as those terms are defined in the Second Amended and Restated Credit Agreement).

                                   SECTION 2
                         REPRESENTATIONS AND WARRANTIES

          3189503 represents and warrants to the Agent and the Banks that:

2.1 CORPORATE EXISTENCE. Each of 3189503 and its Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and, subject to the provisions in the Sale Agreement (as defined in the Canadian Forest Oil Credit Agreement) relating to "Constrained Gas Marketing Agreements", has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of 3189503 and its consolidated Subsidiaries.

                               PLEDGE AGREEMENT


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                                     -3-

2.2 LITIGATION. Except as disclosed are in writing to the Banks and the Agent prior to the date hereof, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of 3189503) threatened against 3189503 or any of its Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of 3189503 and its consolidated Subsidiaries.

2.3 NO BREACH. None of the execution and delivery of this Pledge Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organizational documents of 3189503, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which 3189503 or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of 3189503 or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

2.4 CORPORATE ACTION. 3189503 has all necessary corporate power and authority to execute, deliver and perform its obligations under this Pledge Agreement; the execution, delivery and performance by 3189503 of this Pledge Agreement have been duly authorized by all necessary corporate action on its part (including without limitation, any required shareholder approvals); and this Pledge Agreement has been duly and validly executed and delivered by 3189503 and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.5 APPROVALS. No authorizations, approvals or consents of (including any exchange control approval), and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by 3189503 of this Pledge Agreement or for the validity or enforceability hereof except for filings and recordings in respect of Liens created herein.

2.6 TAXES. 3189503 and its Subsidiaries have filed all Canadian federal income tax returns required to be filed pursuant to the INCOME TAX ACT (Canada) and all other material tax returns that are required to be filed by 3189503 and its Subsidiaries and have paid all taxes due pursuant to such returns or pursuant to any assessment received by 3189503 or any of its Subsidiaries. The charges, accruals and reserves on the books of 3189503 and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of 3189503, adequate. Except as disclosed in writing to the Banks and the Agent prior to August 19, 1997, 3189503 has not given or been requested to give a waiver of the statute of limitations relating to the payment of any taxes or other impositions.


                                  PLEDGE AGREEMENT

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                                     -4-


2.7 LEGAL FORM. This Pledge Agreement is in proper legal form under the laws of the State of New York and the laws of the United States of America applicable therein for the enforcement thereof against 3189503 under such laws. All formalities required in the State of New York and the laws of the United States of America and the laws of Canada applicable therein for the validity and enforceability of this Pledge Agreement (including, without limitation, any necessary registration, recording or filing with any court or other authority in New York or the United States of America) have been accomplished, and no Taxes are required to be paid and no notarization is required for the validity and enforceability thereof.

2.8 RANKING. This Pledge Agreement and the obligations evidenced hereby are and will at all times be direct and unconditional general obligations of the 3189503, and rank and will at all times rank in right of payment and otherwise at least PARI PASSU with all unsecured Indebtedness of 3189503, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), other than (i) inchoate Liens arising by operation of law or statute, or (ii) as permitted by the Second Amended and Restated Credit Agreement, the Funding Credit Agreement and the Canadian Forest Oil Credit Agreement, nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the Property or revenues of any Subsidiaries of 3189503.

2.9 COMMERCIAL ACTIVITY. 3189503 is subject to civil and commercial law with respect to its obligations under this Pledge Agreement. The execution, delivery and performance by 3189503 of this Pledge Agreement constitute private and commercial acts rather than public or governmental acts. 3189503 is not, nor is any of its Properties or revenues, entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution or a judgment or from any other legal process or remedy relating to the obligations of 3189503 under this Pledge Agreement.

2.10      PLEDGED STOCK; NEGATIVE PLEDGE STOCK.

     (a) 3189503 is the sole legal and beneficial owner of all of the common stock of Canadian Forest Oil and the other Collateral and, upon the release by Chase Canada of the pledge of such common stock in favor of Chase Canada pursuant to the Third Security Confirmation, Amendment and Supplemental Debenture Agreement dated as of August 19, 1997 among Chase Canada, the Lender, Canadian Forest Oil, the Company, ProMark and 3189503 (the "Confirmation Agreement"), concurrent with the effectiveness of this Agreement, no Lien, other than inchoate Liens arising by operation of law or statute, exists or will exist upon such common stock or the other collateral at any time (and no right or option to acquire the same exists in favour of any other Person), except, in the case of the Collateral for the pledge and security interests in favour of the Banks created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

     (b) The Pledged Stock represented by certificate No. 2 is, and all other Pledged Stock in which 3189503 shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of Canadian Forest Oil, upon the transfer of such Pledged Stock (except for any such restriction contained herein).


                                  PLEDGE AGREEMENT

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                                      -5-

     (c) The authorized capital stock of Canadian Forest Oil is one class of shares, designated as "Common Shares", in an unlimited number.

     (d) The Pledged Stock represented by certificate No. 2 constitutes sixty-six (66) of the one hundred (100) issued and outstanding common shares in the capital stock of Canadian Forest Oil legally and beneficially owned by 3189503 on the date hereof and the only other shares in the capital stock of outstanding on the date hereof are the thirty-four (34) issued and outstanding common shares of represented by certificate No. 3 (the "Negative Pledge Stock").

     (e) No person, firm or corporation has any agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase or for the subscription and issue of any unissued shares in the capital of Canadian Forest Oil.

     (f) Upon the release by Chase Canada of the pledge of such common stock in favour of Chase Canada pursuant to the Confirmation Agreement concurrent with the effectiveness of this Agreement, 3189503 is not a party to any agreement relating to any of the Pledged Stock or the Negative Pledge Stock except as permitted by the Second Amended and Restated Credit Agreement and this Agreement.

2.11 INVESTMENT COMPANY ACT. 3189503 is not an "investment company", or a company "controlled" by and "investment company", within the meaning of the INVESTMENT COMPANY ACT of 1940, as amended.

2.12 PUBLIC UTILITY HOLDING COMPANY ACT. 3189503 is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the PUBLIC UTILITY HOLDING COMPANY ACT of 1935, as amended.

The representations and warranties herein set forth or contained in any certificates or documents delivered to the Banks or the Agent pursuant hereto shall not merge in or be prejudiced by and shall survive any act done pursuant hereto or to the Second Amended and Restated Credit Agreement and shall continue in full force and effect so long as any amount is owing, contingent or otherwise, by the Company to the Agent.


                                  SECTION 3
                                  THE PLEDGE

3.1 As continuing collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, 3189503 hereby pledges and grants to the Agent for the benefit of the Banks as hereinafter provided a security interest in all of 3189503's right, title and interest in the following property, whether now owned by 3189503 or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

                               PLEDGE AGREEMENT

     (a) Sixty-six (66) shares of common stock of Canadian Forest Oil, without par value, represented by certificate No. 2 owned by 3189503, together with the certificate(s) evidencing the same (collectively, the "PLEDGED STOCK");

     (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

     (c) without affecting the obligations of 3189503 under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which Canadian Forest Oil is not the surviving corporation, 66% of the shares of each class of the capital stock of the successor corporation
(unless such successor corporation is 3189503 itself) formed by or resulting from such consolidation or merger received in exchange or consideration for the Pledged Stock;

     (d)  the balance from time to time in the Collateral Account; and

     (e) all proceeds of and to any of the property of 3189503 described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by 3189503 in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


                                  SECTION 4
                         CASH PROCEEDS OF COLLATERAL

4.1 COLLATERAL ACCOUNT. The Agent shall be entitled, when in its sole discretion it considers doing so advantageous to it at any time during the term hereof (including in the course of realizing on the pledge, security interest and lien hereof), to establish a cash collateral account at the Agent (the "COLLATERAL ACCOUNT") in the name and under the control of the Agent, into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Banks pursuant hereto and into which 3189503 may from time to time deposit any additional amounts that it wishes to pledge to the Banks as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Banks shall direct the Agent to remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of 3189503 as 3189503 shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Banks may in their discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section
6.9 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, 3189503 agrees that if the proceeds of any Collateral hereunder shall be received by it, 3189503 shall as promptly as possible deposit such proceeds into the Collateral Account. Until

                              PLEDGE AGREEMENT
so deposited, all such proceeds shall be held in trust by 3189503 for and as the property of the Banks and shall not be commingled with any other funds or property of 3189503.

4.2 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as 3189503 (or, after the occurrence and during the continuance of a Default, the Banks) shall determine, which Permitted Investments shall be held in the name and be under the control of the Banks, PROVIDED that at any time after the occurrence and during the continuance of an Event of Default, the Banks may in their discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 6.9 hereof.

                                  SECTION 5
                                  COVENANTS

          3189503 agrees that, until the payment and satisfaction in full of the Secured Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities under the Second Amended and Restated Credit Agreement:

5.1 FINANCIAL STATEMENTS. 3189503 shall deliver to the Banks and the Agent (in the case of clauses (a) and (b) below only to the extent financial statements are not delivered by Canadian Forest Oil under Section 8.01 of the Canadian Forest Oil Credit Agreement):

     (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of 3189503, consolidated and consolidating statements of income, retained earnings and cash flows of 3189503 and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of 3189503 and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of 3189503, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of 3189503 and its consolidated Subsidiaries, and said consolidating financial statements fairly represent in all material respects the respective individual unconsolidated financial condition and results of operations of 3189503 and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (b) as soon as available and in any event within 100 days after the end of each fiscal year of 3189503, consolidated and consolidating statements of income, retained earnings and cash flows of 3189503 and its consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of 3189503 and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the

                              PLEDGED AGREEMENT
case of said consolidated statements and balance sheet of 3189503, by an opinion thereon of independent chartered accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of 3189503 and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and (ii) the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of 3189503, which certificate shall state that said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of 3189503 and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

     (c) promptly upon their becoming available, copies all prospectuses, registration statements and regular periodic reports, if any, that 3189503 shall have filed with any securities commission in Canada having jurisdiction or any Canadian or United States national securities exchange;

     (d) promptly upon the mailing thereof to the public shareholders of 3189503 generally, if any, or to holders of Indebtedness of 3189503 generally, copies of all financial statements, reports and proxy statements so mailed; and

     (e) from time to time such other information regarding the financial condition, operations, business or prospects of 3189503 or any of its Subsidiaries as the Banks or the Agent may reasonably request (to the extent such information is not provided pursuant to Section 9.01 of the Second Amended and Restated Credit Agreement).

5.2 LITIGATION. 3189503 will promptly give to the Banks and the Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting 3189503 or any of its Subsidiaries (unless a notice of such proceeding has been given to the Banks and the Agent pursuant to Section 9.02 of the Second Amended and Restated Credit Agreement) except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of 3189503 and its consolidated Subsidiaries.

5.3 CORPORATE EXISTENCE, ETC. 3189503 will, and will cause each of its Subsidiaries (except as otherwise permitted by the Second Amended and Restated Credit Agreement) to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) materially and adversely affect the consolidated financial condition, operations, business or prospects taken as a whole of 3189503 and its consolidated Subsidiaries; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and

                                PLEDGE AGREEMENT
condition, ordinary wear and tear excepted; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

5.4 LINES OF BUSINESS. 3189503 will not engage in any business other than the ownership of the common stock of and activities reasonably related thereto.

5.5 NEGATIVE PLEDGE (SALE). 3189503 will not sell, transfer, grant any option or any other right to acquire or otherwise dispose of the Negative Pledge Stock or enter any agreement to do so. Without limiting the generality of the foregoing, 3189503 will deliver to the Agent the shares of Canadian Forest Oil represented by certificate No. 3 which constitute all of the Negative Pledge Stock. For certainty, the Negative Pledge Stock is not subject to the security interests created hereby and does not form part of the Collateral. Upon request by 3189503 in writing, the Agent shall return the Negative Pledge Stock to 3189503.

5.6 NO NEW SHARES, ETC. 3189503 shall ensure that Canadian Forest Oil does not issue any new shares, cancel or repurchase any of its shares or change its capitalization in any other manner.


                                  SECTION 6
                        FURTHER ASSURANCES; REMEDIES


          In furtherance of the pledge and security interest granted pursuant to Section 3 hereof, 3189503 hereby agrees with the Agent and the Banks as follows:

6.1       DELIVERY AND OTHER PERFECTION.  3189503 shall:

     (a) if any of the shares, securities, moneys or property required to be pledged by 3189503 under clauses (a), (b) and (c) of Section 3 hereof are received by 3189503, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by 3189503 (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers of attorney duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Pledge Agreement, as part of the Collateral or (y) take, without limiting the rights of 3189503 under Section 6.4(c) hereof, such other action as the Agent or the Banks shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

     (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgement of the Agent or the Banks) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent or the Banks to exercise and enforce their rights hereunder with respect to such pledge and security interest, including, without limitation, if so requested by the Banks or the Agent, causing any or all of the Collateral to be transferred of


                                PLEDGE AGREEMENT
record into the name of the Banks or their nominee, (and the Banks agree that if any Collateral is transferred into their name or the name of their nominee, the Banks will thereafter promptly give 3189503 copies of any notices and communications received by them with respect to the Collateral);

     (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent or the Banks may reasonably require in order to reflect the security interests granted by this Pledge Agreement; and

     (d) permit representatives of the Banks and the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Banks and the Agent, to be present at 3189503's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by 3189503 with respect to the Collateral, all in such manner as the Agent or the Banks may require.

Without limiting the generality of the foregoing, 3189503 agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for 3189503 to (a) comply with its obligations, and preserve its rights under, this Pledge Agreement and (b) maintain the existence, priority and perfection of the Liens purported to be created and continued hereunder.

6.2 OTHER FINANCING STATEMENTS AND LIENS. Without the prior written consent of the Banks, 3189503 shall not file or suffer to be on file (other than any filing by a Person in Alberta, filed without the consent of 3189503), or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral or any other common stock of Canadian Forest Oil in which the Banks (or the Agent as assignee of the Banks) is not named as the sole secured party. 3189503 shall use reasonable efforts to discharge any financing statements filed without 3189503's consent in Alberta.

6.3 PRESERVATION OF RIGHTS. Neither the Banks nor the Agent shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

6.4       COLLATERAL.

     (a) 3189503 will cause the Collateral to constitute at all times 66% of the total number of shares of each class of capital stock of Canadian Forest Oil then outstanding.

     (b) So long as no Event of Default shall have occurred and be continuing, 3189503 shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Pledge Agreement, the Second Amended and Restated Agreement, the Notes, or any other instrument or agreement referred to herein or therein, PROVIDED that 3189503 agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Pledge Agreement, the Second Amended and Restated Agreement, the Notes or any such other instrument or agreement; and the Banks shall execute and deliver to 3189503 or cause to be executed and delivered to 3189503 all such proxies, powers of attorney, dividend and other orders, and all such instruments,


                                PLEDGE AGREEMENT
without recourse, as 3189503 may reasonably request for the purpose of enabling 3189503 to exercise the rights and powers that it is entitled to exercise to this Section 6.4(b).

     (c) Unless and until an Event of Default has occurred and is continuing, 3189503 shall be entitled to receive and retain any dividends on the Collateral (i) paid in cash out of earned surplus or (ii) paid in shares of common stock of, provided such shares of common stock are pledged to the Banks in accordance with Section 3(b).

     (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Banks or the Agent exercises any available right to declare any Secured Obligation due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Pledge Agreement, the Second Amended and Restated Credit Agreement, the Notes, or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent on behalf of the Banks and retained by it in the Collateral Accounts as part of the Collateral, subject to the terms of this Pledge Agreement, and, if the Agent or the Banks shall so request in writing, 3189503 agrees to execute and deliver to the Agent on behalf of the Banks appropriate additional dividend, distribution and other orders and documents to that end, PROVIDED that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent on behalf of the Banks shall, upon request of 3189503 (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent or the Banks, as the case may be, to 3189503.

6.5 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

     (a) The Banks shall have all of the rights and remedies with respect to the Collateral of a secured party under the New York UCC (whether or not said New York UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Banks were the sole and absolute owners thereof (and 3189503 agrees to take all such actions as may be appropriate to give effect to such right);

     (b) The Agent or the Banks in their discretion may, in their name or in the name of 3189503 or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

     (c) The Banks may, upon 10 Business Days' prior written notice to 3189503 of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent or the Banks or any of their agents or assignees, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent or the Banks deem best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be


                                   PLEDGE AGREEMENT
waived), and the Agent, the Banks, their assignees hereunder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of 3189503, any such demand, notice and right or equity being hereby expressly waived and released. The Banks may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
6.5 shall be applied in accordance with Section 6.9 hereof.

3189503 recognizes that, by reason of certain prohibitions contained in Canadian federal and provincial securities laws, the UNITED STATES SECURITIES ACT of 1933, as amended, and applicable state securities laws, the Agent and the Banks may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. 3189503 acknowledges that any such private sales may be at prices and on terms less favourable to the Banks than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent and the Banks shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit or the issuer thereof to register it for public sale.

6.6 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, 3189503 shall remain liable for any deficiency.

6.7 REMOVALS, ETC. Without at least 30 days' prior written notice to the Banks and the Agent, 3189503 shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

6.8 PRIVATE SALE. The Agent, the Banks and their assignees hereunder shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.5 hereof conducted in a commercially reasonable manner. 3189503 hereby waives any claims against the Agent, the Banks and their assignees hereunder arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent on behalf of the Banks accept the first offer received and do not offer the Collateral to more than one offeree.


                                   PLEDGE AGREEMENT

6.9 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 6.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent or the Banks under Section 4 hereof or this Section 6, shall be applied by the Agent or the Banks:

     FIRST, the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent or the Banks and the reasonable fees and expenses of their agents and counsel, and all expenses incurred and advances made by the Agent or the Bank in connection therewith;

     NEXT, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Agent or the Banks may otherwise agree; and

     FINALLY, to the payment to 3189503, or its successors or assigns, or as a court of competent jurisdiction may direct, or any surplus then remaining.

As used in this Section 6, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of 3189503 or any issuer of or obligor on any of the Collateral.

6.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact with full powers of substitution of 3189503 for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Banks may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, (a) so long as the Agent and Banks shall be entitled under this Section 6 to make collections in respect of the collateral, the Agent and Banks shall have the right and power to receive, endorse and collect all checks made payable to the order of 3189503 representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and (b) the Agent, as assignee of the Banks, as described in Section ?
hereof, or such Person as the Agent shall designate, shall act as such attorney-in-fact.

          The attorney-in-fact for 3189503 shall have full power to endorse or transfer, or both the Pledged Stock or any of them to the Agent, its nominees or transferees, and the Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Pledged Stock to the same extent as 3189503 might do, and any consequent outlay and expense shall be payable by 3189503 on demand with interest at the per annum rate of interest from time to time in effect under the Second Amended and Restated Credit Agreement. The power of attorney herein granted is in addition to and not

                               PLEDGE AGREEMENT
in substitution of, any stock power of attorney delivered by 3189503 with delivery of the Pledged Stock, and such powers and attorney may be relied upon by Banks and the Agent severally or in combination.

6.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Pledge Agreement, 3189503 shall deliver to the Banks all certificates identified in Section 3(a) and 2.10(d) hereof, accompanied in the case of the Pledged Stock by undated stock powers of attorney duly executed in blank.

6.12 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitments under the Second Amended and Restated Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Pledge Agreement shall terminate, and the Banks shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of 3189503.

6.13 FURTHER ASSURANCES. 3189503 agrees that, from time to time upon the written request of the Banks or the Agent, 3189503 will execute and deliver such further documents and do such other acts and things as the Banks or the Agent may reasonably request in order fully to effect the purposes of this Pledge Agreement.

                                   SECTION 7
                                NEGATIVE PLEDGE

7.1 NEGATIVE PLEDGE. 3189503 shall not create, grant, assume or suffer to exist any mortgage, lien, charge, pledge, security interest or encumbrances on the Pledged Stock or the Negative Pledge Stock other than created pursuant to this Pledge Agreement as amended, modified, supplemented and restated from time to time.

                                   SECTION 8
                                 MISCELLANEOUS

8.1 NO WAIVER. No failure on the part of the Banks to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Banks of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

8.2 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise

                               PLEDGE AGREEMENT
provided in this Pledge Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

8.3 EXPENSES. 3189503 agrees to reimburse the Agent and the Banks an amount equal to the amount the Banks owe under the Second Amended and Restated Credit Agreement for all reasonable costs and expenses of the Banks and the Agent under the Second Amendment and Restated Credit Agreement (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Banks or the Agent of any obligations of 3189503 in respect of the Collateral that 3189503 has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Banks or the Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 8.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

8.4 AMENDMENTS, ETC. The terms of this Pledge Agreement may be waived, altered or amended only by an instrument in writing duly executed by 3189503 and the Agent (with the prior written consent of the Banks as specified in Section 12.04 of the Second Amended and Restated Credit Agreement). Any such amendment or waiver shall be binding upon the Agent, the Banks, each holder of any of the Secured Obligations and 3189503.

8.5       SUCCESSORS AND ASSIGNS.

          This Pledge Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of 3189503, the Agent, the Banks and each holder of any of the Secured Obligations (PROVIDED, however, that 3189503 shall not assign and transfer its rights hereunder without the prior written consent of the Agent with the prior written consent of the Agent).

8.6 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Pledge Agreement.

8.7 COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Pledge Agreement by signing any such counterpart.

8.8 GOVERNING LAW. This Pledge Agreement shall be governed by, and construed in accordance with, the law of the State of New York.


                               PLEDGE AGREEMENT

8.9       JURISDICTION, SERVICE OF PROCESS AND VENUE.

     (a) Each party hereto hereby agrees that any suit, action or proceeding with respect to this Pledge Agreement or any judgment entered by any court in respect thereof may be brought the courts of the State of New York or the federal courts of the United States of America sitting in the Borough of Manhattan of the City of New York; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgement. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

     (b) Nothing herein shall in any way be deemed to limit the ability of the Banks or the Agent to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over 3189503 in such other jurisdictions, and in such manner, as may be permitted by applicable law.

     (c) 3189503 hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement or any other Basic Document brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.10 JUDGMENT CURRENCY. THis is an international loan transaction in which the specification of Canadian Dollars or U.S. Dollars is of the essence, and the stipulated Currency shall be the Currency of account and payment in all instances. A payment obligation in one Currency hereunder (the "ORIGINAL CURRENCY") shall not be discharged by an amount paid in another Currency (the "OTHER CURRENCY"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Agent or the Banks of the full amount of the Original Currency payable to the Bank under this Pledge Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which, in accordance with normal banking procedures, the Bank's could purchase Original Currency at the Principal Office with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The Obligation of 3189503 in respect of any such sum due from it to the Banks or the Agent (in this Section 8.10 called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Original Currency in Toronto with the amount of the judgment currency so adjudged to be due; and 3189503 hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased and transferred.


                              PLEDGE AGREEMENT

8.11 AGENTS AND ATTORNEYS-IN-FACT. The Agent and the Banks may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

8.12 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favour of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

8.13      ATTACHMENT.  3189503 acknowledges that:

     (a)  value has been given;

     (b)  3189503 has rights in the Pledged Stock; and

     (c) the time of attachment of the security interest created and continued by this Pledge Agreement, to the extent that such attachment may be held by a court of competent jurisdiction to be governed by the laws of Alberta, shall be the time of receipt of the Pledged Stock by the Agent at its address set forth on the signature page hereto.

814. RECEIPT. 3189503 acknowledges receipt of the duplicate original hereof and waives its rights to receive a copy of any financing, financing change or other registration statement resulting from any registration of this Pledge Agreement or any verification statement issued with respect thereto where such waiver is not otherwise prohibited by law.








                                   PLEDGE AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                      3189503 CANADA, LTD.


                                      By: /s/ Kenneth B. Potter
                                         ------------------------------------
                                         Kenneth B. Potter
                                         Secretary


                                      Address for Notices:

                                      3189503 Canada Ltd.
                                      c/o Canadian Forest Oil Ltd.
                                      600-800 Sixth Avenue, S.W.
                                      Calgary, Alberta T2P 3G3 Canada

                                      Attention: Vice President-Finance

                                      with a copy to:

                                      Forest Oil Corporation
                                      Suite 2200, 1600 Broadway
                                      Denver, CO 80202 USA

                                      Attention: Vice President and Treasurer

                                      THE CHASE MANHATTAN BANK
                                           AS AGENT

                                       By:  /s/ Mary Jo Woodford
                                            ----------------------------------
                                            Mary Jo Woodford
                                            Vice President

                                      Address for Notices:

                                      The Chase Manhattan Bank
                                      One Chase Manhattan Plaza
                                      Eighth Floor
                                      New York, New York 10081

                                      Ph:  (212) 552-7953
                                      Fax: (212) 552-5658

                                      Attention: Agency Services, Sandra Miklave





                                   PLEDGE AGREEMENT